Exhibit 23(b)






                         Consent of Independent Auditors


We consent to the inclusion in the Annual Report (Form 10-K) and to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Option Plan of Canada Southern Petroleum Ltd. of our report dated March 8, 2002, with respect to the consolidated financial statements of Canada Southern Petroleum Ltd. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.





                                                      Ernst & Young LLP

                                                     Chartered Accountants

Calgary, Canada
March 27, 2002